EXHIBIT 10 (k)

FOURTH AMENDMENT TO THE FRISCH’S

EXECUTIVE SAVINGS PLAN

WHEREAS, Frisch’s Restaurants, Inc. (“Employer”) adopted the Frisch’s Executive Savings Plan (“Plan”) effective as of November 5, 1993; and

WHEREAS, pursuant to the terms of Article VIII of the Plan, the Employer has the right to amend or terminate the Plan at any time; and

WHEREAS, the Employer previously amended the Plan to adopt a prototype plan sponsored by Fidelity Management Trust Company and to make amendments to the prototype plan; and

WHEREAS, the Employer wishes to further amend the Plan to remove the Life Insurance Option from the Investment Options listed in Section 4.2.

NOW THEREFORE, effective as of the date noted below, the Employer hereby modifies and amends the Plan as follows:

1. Section 2.12 of the Plan Document shall be amended effective September 27, 2005, by deleting the Life Insurance Option.

2. Section 4.2 of the Plan Document shall be amended effective September 27, 2005 by deleting the Life Insurance Option.

3. In all other respects the Plan shall remain unchanged.

IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this Amendment to be executed this 30th day of August 2005.

FRISCH’S RESTAURANTS, INC.

By:	/s/ DONALD H. WALKER
Vice President and Chief Financial Officer